Exhibit 10.12.1

NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement is made and entered into pursuant to the terms of the Stock Option Plan dated March 28,2002 (the "Plan") adopted by the Board of Directors and Shareholders of PremierWest Bancorp, an Oregon corporation (the "Company"). Unless otherwise defined herein, capitalized terms defined in this Nonqualified Stock Option Agreement shall have the meanings as defined in the Plan.

The "Optionee"	____________________

Number of Shares of the	____________________

Company's Common Stock
"Exercise Price" per Share	$11.05

"Date of Grant"	March 17, 2005
"Expiration Date"	March 17, 2015

1.  Terms of the Option.

        1.1 Grant of Option. The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase up to the number of shares of Common Stock indicated above (the "Option Shares") at the Exercise Price indicated above, subject to adjustment in accordance with the terms and conditions of the Plan. The Option may only be exercised as to a whole number of shares of Common Stock.

        1.2 Status of this Option as a Nonqualified Stock Option. It is intended by the Company that this Option will not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        1.3 Nontransferability of Option. The Option and the rights of the Optionee under this Nonqualified Stock Option Agreement may not be transferred in any manner except by will or by the laws of descent and distribution upon the death of the Optionee.

        1.4 Reservation of Shares. The Company agrees that at all times there will be reserved for issuance upon exercise of the Option such number of shares of its Common Stock as is required for such issuance.

2.  Time of Exercise of Option.

        2.1 When the Option Becomes Exercisable. The Option may only be exercised on or after March 17, 2006 in accordance with the following vesting schedule and only to the extent not previously exercised:

			Portion of Grant
On or After			Exercisable

March	17,	2006	50%
March	17,	2007	50%

Under certain circumstances, the number of Shares indicated in the foregoing vesting schedule may be adjusted and the vesting dates may be accelerated in accordance with terms and conditions of the Plan.

        2.2 Effect of Unpaid Leaves of Absence. If at any time during the term of this Option, the Optionee is on unpaid leave from the Company or any Subsidiary, the Option may not be exercised during such unpaid leave and the dates contained in the foregoing vesting schedule shall be extended by the length of such unpaid leave.

        2.3 Expiration and Termination of Option. This Option will expire upon the close of business on the Expiration Date and may terminate earlier upon certain events as set forth in Section 4 of this Option. To the extent that this Option has not been exercised prior to the Expiration Date or any earlier termination, all further rights to purchase shares pursuant to this Option will cease and terminate at such time.

3.  Option Exercise Procedures.

        3.1 Who May Exercise the Option. Only the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir, or legatee of the Optionee, as the case may be) may exercise this Option.

        3.2 Notice of Exercise. A "Notice of Exercise" must be signed and delivered to the Company's corporate Secretary or such other person as the Company may designate at the Company's principal business office of the Company. A copy of the Company's current form of Notice of Exercise is attached hereto. The Company, however, reserves the right to revise its form of Notice of Exercise from time-to-time as it determines to be appropriate. If, at the time of the exercise of this Option, the Company does not have an effective registration statement on file with the Securities and Exchange Commission that covers the issuance of shares upon the exercise of this Option, the Notice of Exercise will also contain certain representations from the Optionee as required under applicable state and federal securities laws. A copy of the then-current form of Notice of Exercise may be obtained at any time from the Company. A notice will only be effective if submitted on the form in effect at the time of such exercise.

        3.3 Payment of Exercise Price. The Notice of Exercise must indicate the manner of payment of the Exercise Price for the number of shares so purchased. Payment shall be made by cash, full-recourse promissory note, by the surrender to the Company for cancellation of shares of Common Stock or other securities of the Company (provided that the surrendered shares of Common Stock or other securities of the Company shall have been held by the Optionee for not less than six months) or any combination of the foregoing.

        3.4 Payment of Tax Withholding. The Optionee shall pay or make adequate provision for payment, of Tax Withholding upon exercise of this Option. The notice of exercise shall indicate the method of payment of Tax Withholding, which may be accomplished by payment in cash, the Company withholding other amounts payable by the Company to the Optionee, by the application of shares to be received upon exercise of this Option, the surrender of shares of Common Stock or other securities of the Company (provided that the surrendered shares of Common Stock or other securities of the Company shall have been held by the Optionee for not less than six months) or any combination of the foregoing.

        3.5 Delivery of Shares Following Exercise. The Company will make delivery of the Option Shares purchased within a reasonable time after it receives the Notice of Exercise, payment in full of the Exercise Price of the Option Shares being purchased and the payment or adequate provision for payment of Tax Withholding. However, if any law or regulation requires the Company to take any action with respect to the issuance of the Option Shares, including, without limitation, actions that may be required for compliance with federal and state securities laws or the listing requirements of any stock exchange upon which the Company's Common Stock is then listed, then the date of delivery of such shares may be extended for the period necessary to take such action. The Optionee shall only become the holder of such shares when the issuance of the shares is reflected on the Company's stock transfer record.

4.  Termination of the Option.

        4.1 Effect of the Death of the Optionee. If the Optionee dies while an employee of the Company or any Subsidiary, this Option will terminate one year after the date of such death or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death and only by the person or persons to whom the Optionee's rights under this Option may pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

        4.2 Effect of the Disability of the Optionee. If the Optionee's employment by the Company terminates as a result of the Optionee becoming Disabled (as defined in the Plan) while an employee of the Company or any Subsidiary, this Option will terminate one year after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of such termination.

        4.3 Effect of Termination of the Employment of the Optionee for Cause. If the Optionee's employment with the Company or any Subsidiary is terminated for "cause", as defined in the Plan, this Option will terminate on the effective date of the termination of Optionee's employment and shall no longer be exercisable as to any of the remaining Option Shares.

        4.4 Effect of any other Termination of the Employment of the Optionee. If the Optionee's employment with the Company or any Subsidiary terminates for any reason other than the reasons set forth in Sections 4.1, 4.2 or 4.3 of this Option, this Option will terminate three (3) months after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of such termination. For purposes of this Option, the Optionee's employment with the Company or any Subsidiary shall be considered to have terminated if the Optionee for any reason becomes a "part-time" employee as such term is defined in the Company's then existing employment rules or guidelines.

        4.5 Effect of Termination of the Service of the Optionee as a Director. If the Optionee's service as a director of the Company terminates for any reason other than the reasons set forth in Sections 4.1, 4.2 or 4.3 of this Option, this Option will terminate twelve (12) months after the date of such termination of service as a director or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of such termination.

5.  Representations, Warranties and Covenants of the Optionee.

        5.1. No Effect on Employment. The Optionee understands and agrees that nothing contained in this Nonqualified Option Agreement will be construed to limit or restrict the rights of the Company to terminate the employment of the Optionee at any time, with or without cause, to change the duties of the Optionee or to increase or decrease the Optionee's compensation. Without limiting the foregoing, the Optionee understands and agrees that the vesting of shares under this Option is subject to and is conditioned upon the continued employment of the Optionee by the Company or a Subsidiary and that such employment can be terminated at any time by the Company or its Subsidiary.

        5.2. Rights Prior to Exercise of This Option. The Optionee understands and agrees that the Optionee will have no rights as a shareholder in the Option Shares, including, without limitation, the right to vote or receive dividends, until the issuance of the shares is reflected in the Company's stock transfer records.

        5.3. Tax Implications. The Optionee understands that, under federal income tax laws as they currently exist, the exercise of this Option will result in ordinary income to the Optionee in the amount by which the Fair Market Value (as of the date of exercise) of the shares acquired upon exercise exceeds the Exercise Price.

        5.4 Underwriter's Lock-up. The Optionee by accepting this Option agrees that whenever the Company undertakes a firm underwritten public offering of its securities and if requested by the managing underwriter in such offering, the Optionee will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond twelve (12) months from the effective date of the registration statement filed in connection with such offering.

        5.5 Disclosures. The Optionee acknowledges receipt of a copy of the Plan and certain related information and represents that Optionee has fully reviewed the terms and conditions of the Plan and this Option and has had opportunity to obtain the advice of counsel prior to executing this Option. The Optionee represents and warrants that the Optionee is not relying upon any representations, agreements or understandings of or with the Company except for those set forth in this Option.

6.  Miscellaneous Provisions.

        6.1. Binding Effect. This Option will be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, and assigns.

        6.2. Notices. All notices to the Optionee or other persons then entitled to exercise this Option will be delivered at the address contained in the records of the Company or such other address as may be specified in writing by the Optionee or such other person. All notices to the Company will be delivered at its principal offices.

        6.3. Governing Law and Interpretation. This Option will be governed by the laws of the State of Oregon as to all matters, including but not limited to matters of validity, construction, effect, and performance, without giving effect to rules of choice of law. This Option hereby incorporates by reference all of the provisions of the Plan and will in all respects be interpreted and construed in such manner as to effectuate the intent of the Plan. In the event of a conflict between the terms of this Option and the Plan, the terms of the Plan will prevail. All matters of interpretation of the Plan and this Option, including the applicable terms and conditions and the definitions of the words, will be determined in the sole and final discretion of the Committee or the Company's Board of Directors.

(Remainder of this page left intentionally blank; continued on following page)

        6.4. Attorney Fees. If any suit or action is instituted in connection with any controversy arising out of this Option or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney fees, including fees on any appeal.

PREMIERWEST BANCORP

By: _________________________
John Anhorn, President & CEO

Attest:

By:	_________________
Richard Hieb , Secretary
OPTIONEE:

________________________________